Exhibit 99.1

AMD NEWS RELEASE

EDITORIAL CONTACTS:	INVESTOR CONTACTS:
Drew Prairie	Ruth Cotter
(512) 602-4425	(408) 749-3887
drew.prairie@amd.com	ruth.cotter@amd.com

AMD Reports Fourth Quarter and Annual Results

•	Record microprocessor unit shipments included nearly 400,000 quad-core processors

•	Fourth quarter non-GAAP operating loss reduced to $9 million[1]

•	Fourth quarter gross margin improved 3 points sequentially to 44 percent

SUNNYVALE, Calif. — Jan. 17, 2008 — AMD (NYSE: AMD) today reported fourth quarter 2007 revenue of $1.770 billion, an 8 percent increase compared to the third quarter of 2007 and flat compared to the fourth quarter of 20062. In the fourth quarter of 2007, AMD reported a net loss of $1.772 billion, or $3.06 per share, and an operating loss of $1.678 billion. Fourth quarter net loss included charges of $1.675 billion, or $2.89 per share, of which $1.669 billion were operating charges. The non-cash portion of the fourth quarter charges was $1.606 billion. In the third quarter of 2007, AMD reported revenue of $1.632 billion, a net loss of $396 million, and an operating loss of $226 million. In the fourth quarter of 20062, AMD reported revenue of $1.773 billion, a net loss $576 million, and an operating loss of $529 million.

For the year ended December 29, 2007, AMD achieved revenue of $6.013 billion, a 6 percent increase from 20062. The fiscal 2007 net loss was $3.379 billion. Included in the 2007 net loss were non-cash charges of $2.007 billion. AMD reported revenue of $5.649 billion and a net loss of $166 million for fiscal 20062. Details of the various charges are described in the tables below.

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)

(Millions except per share amounts)	Q4-07		Q3-07		Q4-06[2]		2007		2006[2]
GAAP net loss/EPS, less:	$(1,772)	$(3.06)	$(396)	$(0.71)	$(576)	$(1.08)	$(3,379)	$(6.06)	$(166)	$(0.34)
ATI impairment of goodwill and acquired intangible assets	(1,608)	(2.78)	—	—	—	—	(1,608)	(2.88)	—	—
ATI other acquisition-related and severance charges	(61)	(0.11)	(78)	(0.14)	(551)	(1.04)	(346)	(0.62)	(557)	(1.13)
Tax benefit from ATI acquisition-related charges	63	0.11	—	—	—	—	63	0.11	—	—
Spansion investment impairment	(69)	(0.12)	(42)	(0.08)	—	—	(111)	(0.20)	—	—
Debt-related net charges	—	—	—	—	—	—	(5)	(0.01)	(10)	(0.02)
Total net charges	(1,675)	(2.89)	(120)	(0.22)	(551)	(1.04)	(2,007)	(3.60)	(567)	(1.15)
Non-GAAP net income (loss)[1]	$(97)		$(276)		$(25)		$(1,372)		$401

[1]

In this press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures for operating income (loss) and net income (loss) to reflect its financial results without charges for the ATI impairment of goodwill and acquired intangible assets, ATI other acquisition-related charges, and severance charges for operating income (loss) and in addition, without the tax benefit from ATI acquisition-related charges, investment impairment charges and debt-related net charges for net income (loss). Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

[2]

As a result of the acquisition of ATI, 2006 financial results only include the results of the former ATI operations from October 25 through December 31, 2006. Therefore, financial results for the fourth quarter 2007 and fiscal 2007 do not correlate directly to those for the fourth quarter 2006 and fiscal 2006, respectively.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Income (Loss)

(Millions)	Q4-07	Q3-07	Q4-06[2]	2007	2006[2]
GAAP operating loss, less:	$(1,678)	$(226)	$(529)	$(2,865)	$(47)
ATI Impairment of goodwill and acquired intangible assets	(1,608)	—	—	(1,608)	—
ATI other acquisition-related and severance charges	(61)	(78)	(551)	(346)	(557)
Total ATI acquisition-related and severance charges	(1,669)	(78)	(551)	(1,954)	(557)
Non-GAAP operating income (loss)[1]	$(9)	$(148)	$22	$(911)	$510

“We were close to break-even operationally for the quarter, reducing our fourth quarter non-GAAP operating loss to $9 million1. We improved gross margin by three points sequentially, driven by increased shipments of new products, higher average selling prices and cost containment actions,” said Robert J. Rivet, AMD’s Chief Financial Officer. “We shipped a record number of microprocessor units in the quarter, including nearly four hundred thousand quad-core processors.”

Fourth quarter 2007 gross margin was 44 percent, compared to 41 percent in the third quarter of 2007 and 36 percent in the fourth quarter of 20062.

Computing Solutions

Fourth quarter Computing Solutions segment revenue was $1.402 billion, a 9 percent sequential increase. Server, mobile and desktop processor revenue each increased quarter-over-quarter, driving an 11 percent sequential increase in microprocessor revenue. Record desktop and mobile processor unit shipments drove a 7 percent sequential increase in overall microprocessor unit shipments, resulting in record microprocessor unit shipments. Server processor unit shipments increased 22 percent sequentially, driven by a significant increase in quad-core AMD Opteron™ processor shipments.

Graphics

Graphics segment revenue was $259 million, a three percent sequential increase. The growth was due to demand for AMD’s new ATI Radeon HD™ 3800 series and continued adoption of the ATI Radeon HD 2000 series of graphics processors.

Consumer Electronics

Fourth quarter Consumer Electronics segment revenue was $109 million, a 12 percent increase compared with $97 million in the third quarter of 2007. The increase was driven largely by increased game console royalties and sales of products for the handheld market.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

In the seasonally down first quarter, AMD expects revenue to decrease in line with seasonality.

Additional Quarterly Highlights

•	The Quad-Core AMD Opteron processor was named Chip of the Year by CRN. The publication called the processor a “game changer” because of its blend of “blazing” speed and energy efficiency.

•

AMD launched its new desktop platform, “Spider,” empowering enthusiasts with the ultimate computing experience. Spider combines AMD Phenom™ quad-core processors, ATI Radeon HD 3800 series graphics processors and the AMD 7-Series chipset.

•

Since their introduction, ATI Radeon HD 3800 series cards have won more than 25 editorial awards worldwide, including HardOCP.com’s prestigious Gold Award in the US, Clubic.com’s ‘Tres Bon’ award in France, and Hexus.net’s ‘Good Value Gaming’ award in the UK.

•	Toshiba launched its first AMD-based business notebooks, the Satellite Pro A210 Series, and expanded its AMD-based consumer notebook offerings.

•

AMD received net investment proceeds of $608 million from a wholly-owned subsidiary of Mubadala Development Company, a strategic investment and development company headquartered in Abu Dhabi, the capital of the United Arab Emirates (UAE).

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss fourth quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing, graphics and consumer electronics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

Cautionary Statement

This release contains a forward-looking statement concerning revenue for the first quarter of 2008 which is made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s cost containment efforts will not be effective; customers stop buying the company’s products or materially reduce their operations or demand for its products; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; the company’s competitors, customers and suppliers may take actions that will negate the anticipated benefits of the company’s acquisition of ATI; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the first quarter of 2008 and beyond; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 29, 2007.

AMD, the AMD Arrow logo, AMD Opteron, AMD Phenom and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owners.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Year Ended
	Dec. 29, 2007	Sept. 29, 2007	Dec. 31, 2006	Dec. 29, 2007	Dec. 31, 2006*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,770	$1,632	$1,773	$6,013	$5,649
Cost of sales	985	963	1,132	3,751	2,856

Gross margin	785	669	641	2,262	2,793
Gross margin %	44%	41%	36%	38%	49%
Research and development	473	467	385	1,847	1,205
Marketing, general and administrative	321	352	296	1,373	1,140
In-process research and development	—	—	416	—	416
Amortization of acquired intangible assets and integration charges	61	76	73	299	79
Impairment of goodwill and acquired intangible assets	1,608	—	—	1,608	—

Operating income (loss)	(1,678)	(226)	(529)	(2,865)	(47)
Interest income	19	19	22	73	116
Interest expense	(95)	(95)	(67)	(367)	(126)
Other income (expense), net	1	(1)	2	(7)	(13)

Income (loss) before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(1,753)	(303)	(572)	(3,166)	(70)
Minority interest in consolidated subsidiaries	(9)	(9)	(8)	(35)	(28)
Equity in net loss of Spansion Inc. and other	(69)	(57)	(5)	(155)	(45)

Income (loss) before income taxes	(1,831)	(369)	(585)	(3,356)	(143)
Provision (benefit) for income taxes	(59)	27	(9)	23	23

Net income (loss)	$(1,772)	$(396)	$(576)	$(3,379)	$(166)

Net income (loss) per common share
Basic	$(3.06)	$(0.71)	$(1.08)	$(6.06)	$(0.34)
Diluted	$(3.06)	$(0.71)	$(1.08)	$(6.06)	$(0.34)

Shares used in per share calculation
Basic	579	554	531	558	492
Diluted	579	554	531	558	492

*	Amounts for the year ended December 31, 2006 were derived from the December 31, 2006 audited financial statements.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 29, 2007	Sept. 29, 2007	Dec. 31, 2006*
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,889	$1,528	$1,541
Accounts receivable, net	640	682	1,140
Inventories	821	839	814
Prepaid expenses and other current assets	402	432	443
Deferred income taxes	64	62	25

Total current assets	3,816	3,543	3,963
Property, plant and equipment, net	4,720	4,725	3,987
Goodwill	1,907	3,165	3,217
Investment in Spansion Inc.	—	—	371
Acquisition related intangible assets, net	587	994	1,207
Other assets	520	507	402

Total Assets	$11,550	$12,934	$13,147

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,009	$1,064	$1,338
Accrued compensation and benefits	186	198	177
Accrued liabilities	821	858	769
Deferred income on shipments to distributors	101	106	169
Current portion of long-term debt and capital lease obligations	238	218	125
Other current liabilities	270	283	327

Total current liabilities	2,625	2,727	2,905
Deferred income taxes	6	32	31
Long-term debt and capital lease obligations, less current portion	5,031	5,117	3,672
Other long-term liabilities	633	650	517
Minority interest in consolidated subsidiaries	265	283	237
Stockholders’ equity:
Capital stock:
Common stock, par value	6	6	5
Capital in excess of par value	5,921	5,280	5,316
Retained earnings (deficit)	(3,100)	(1,328)	308
Accumulated other comprehensive income	163	167	156

Total stockholders’ equity	2,990	4,125	5,785

Total Liabilities and Stockholders’ Equity	$11,550	$12,934	$13,147

*	Amounts for the year ended December 31, 2006 were derived from the December 31, 2006 audited financial statements.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Year Ended
Segment Information	Dec. 29, 2007	Sept. 29, 2007	Dec. 31, 2006	Dec. 29, 2007	Dec. 31, 2006
Computing Solutions (1)
Net revenue	$1,402	$1,283	$1,486	$4,702	$5,367
Operating income (loss)	$21	$(112)	$65	$(670)	$680
Graphics (2)
Net revenue	259	252	166	903	166
Operating income (loss)	(12)	(3)	(27)	(100)	(27)
Consumer Electronics (3)
Net revenue	109	97	120	408	120
Operating income (loss)	12	(3)	20	(17)	20
All Other (4)
Net revenue	—	—	1	—	(4)
Operating income (loss)	(1,699)	(108)	(587)	(2,078)	(720)
Total AMD
Net revenue	$1,770	$1,632	$1,773	$6,013	$5,649
Operating income (loss)	$(1,678)	$(226)	$(529)	$(2,865)	$(47)

Other Data
Depreciation & amortization (excluding amortization of acquired intangible assets)	$273	$263	$224	$1,034	$791
Capital additions	$267	$419	$666	$1,686	$1,856
Headcount	16,420	16,498	16,464	16,420	16,464

Adjusted EBITDA (5)	$203	$60	$169	$(76)	$1,237

(1)	Computing Solutions segment includes what was formerly the Computation Products segment and the Embedded Products segment as well as revenue from sales of ATI chipsets.

(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers.

(3)	Consumer Electronics segment includes products for and revenue related to mobile phones and PDAs, digital televisions and other consumer electronics and royalties received in connection with the sale of game console systems that incorporate the Company’s technology.

(4)	All Other category includes employee stock-based compensation expense, profit sharing expense, certain operating expenses and credits that are not allocated to the operating segments, and Personal Internet Communicator (PIC) related activities in 2006. Also included in this category are the ATI acquisition-related and severance charges. Details of the ATI acquisition-related and severance charges and employee stock-based compensation expense are shown below.

ATI acquisition-related and severance charges:

	Quarter Ended			Year Ended
	Q407	Q307	Q406	FY07	FY06
Amortization of acquired intangible assets	$58	$71	$47	$271	$47
Integration charges	3	5	26	28	32

Subtotal	$61	$76	$73	$299	$79
Impairment of goodwill and acquired intangible assets	1,608	—	—	1,608	—
In-process research and development	—	—	416	—	416
Cost of fair value adjustment of acquired inventory	—	—	62	29	62

ATI acquisition-related charges	$1,669	$76	$551	$1,936	$557
Severance	—	2	—	18	—

Total ATI acquisition-related and severance charges	$1,669	$78	$551	$1,954	$557

(5)	Reconciliation of Net income (loss) to Adjusted EBITDA*

	Quarter Ended			Year Ended
	Q407	Q307	Q406	FY07	FY06
Net income (loss)	$(1,772)	$(396)	$(576)	$(3,379)	$(166)
Depreciation and amortization	273	263	224	1,034	791
In-process research and development	—	—	416	—	416
Amortization of acquired intangible assets	58	71	47	271	47
Impairment of goodwill and acquired intangible assets	1,608	—	—	1,608	—
Interest expense	95	95	67	367	126
Provision (benefit) for income taxes	(59)	27	(9)	23	23

Adjusted EBITDA	$203	$60	$169	$(76)	$1,237

Employee stock-based compensation expense:

	Quarter Ended			Year Ended
	Q407	Q307	Q406	FY07	FY06
Cost of sales	$3	$2	$2	$9	$8
Research and development	12	14	13	54	30
Marketing, general and administrative	11	11	12	49	39

	$26	$27	$27	$112	$77

*	The Company defines Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, in-process research and development, amortization of acquired intangible assets, impairment of goodwill and acquired intangible assets, interest expense and taxes. The Company calculated and communicated Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.